EFFICACY, SAFETY, AND TOLERABILITY OF CONTINUED LPCN 1144 TREATMENT IN NONALCOHOLIC STEATOHEPATITIS (NASH) SUBJECTS WITH FIBROSIS IN AN OPEN LABEL EXTENSION STUDY

Benjamin J Bruno[1], Kongnara Papangkorn[1], Joshua Weavil[1], Anthony DelConte[1,2], Kilyoung Kim[1], Nachiappan Chidambaram[1], Mahesh V Patel[1], Somaya Albhaisi[3] and Arun J. Sanyal[3].
(1) Lipocine Inc., (2) Department of Pharmaceutical-Healthcare Marketing, Saint Joseph's University, Philadelphia, PA, USA, (3) Division of Gastroenterology, Hepatology and Nutrition, Virginia Commonwealth University

AASLD The Liver Meeting

INTRODUCTION

- NASH, the fastest growing chronic liver disease, is a serious condition with great unmet medical need.
- Low testosterone (T) is associated with the presence of NASH.
- LPCN 1144 is an oral prodrug of endogenous T being developed for the treatment of noncirrhotic NASH.
- PURPOSE: Evaluate the safety and tolerability of extended (up to 72 weeks) treatment with oral Testosterone prodrug (LPCN 1144) in men with biopsy-confirmed Nonalcoholic Steatohepatitis (NASH)

METHODS

- Study Design: Phase 2 multicenter, single-arm, 36-week, open-label study (OLE, NCT04685993) extending previous LIFT trial (NCT04134091).

Figure 1: Protocol timeline


LIFT: 36 weeks
OLE: 36 weeks

- Twenty-five total participants were enrolled and received LPCN 1144 treatment (142 mg eq. T BID) for 36-weeks following the LIFT trial:
  - n=16 extended treatment from the previous LIFT trial (totaling 72-weeks of LPCN 1144 exposure)
    - LIFT data (initial 36 weeks) used in 36-week exposure analyses
  - n=9 began LPCN 1144 treatment after participating in the placebo arm of LIFT (totaling 36-weeks of LPCN 1144 exposure)

- Histopathological Analysis (n=6):
  - 3/6 from LPCN 1144 arms in LIFT
  - 3/6 from placebo arm in LIFT
  - LIFT - Pathologist blinded to treatment and timepoint during analyses
  - NASH Resolution and Fibrosis Improvement defined per FDA's Phase 3 guidance.
- For liver biopsies and enzymes, baseline is the last value before 1144 treatment [prior to LPCN 1144 treatment in LIFT (n=16; n=3 for biopsies) or prior to novel LPCN 1144 treatment in OLE (n=9; n=3 for biopsies)]

RESULTS

Demographics and Baseline Characteristics

Parameter	LPCN 1144 (36 Weeks) (n=25)	LPCN 1144 (72 Weeks) (n=16)	Biopsy Subset (n=6)
Age (years)	53.8 (9.4)	52.9 (8.8)	53.9 (7.8)
Weight (kg)	112.4 (23.4)	108.6 (22.8)	115.4 (21.2)
BMI (kg/m²)	36.3 (8.4)	35.7 (6.8)	36.2 (3.5)
ALT (u/L)	61.8 (47.7)	65.9 (52.4)	61.2 (46.6)
AST (u/L)	39.4 (36.8)	37.4 (20.5)	41.7 (32.7)
ALP (u/L)	67.3 (18.3)	66.0 (17.8)	58.2 (13.7)
GGT (u/L)	50.1 (24.3)	47.7 (23.8)	46.8 (27.3)
NAS score			5.3 (1.4 [5.0])
Fibrosis score			1.8 (1.0 [1.5])

Table 1: Anthropometric and liver enzyme data are Mean (SD). NAS score and Fibrosis score are Mean (SD,[Median]). BMI, body mass index; ALT, Alanine Aminotransferase; AST, Aspartate Aminotransferase; ALP, Alkaline Phosphatase; GGT, Gamma Glutamyl Transferase; NAS, Nonalcoholic fatty liver disease Activity Score.

Treatment Emergent Adverse Events (TEAEs)


Number of TEAEs Identified by System Organ Class

Figure 2: Data are number of TEAEs for 36 weeks of Placebo and LPCN 1144 exposure, and 72 weeks of LPCN 1144 exposure.

Liver Injury Markers


ALT
AST
ALP
GGT

Figure 3: Data are mean ± SEM. Alanine transaminase (ALT), aspartate aminotransferase (AST), alkaline phosphatase (ALP), gamma-glutamyl transferase (GGT). * denotes significant changes from baseline, $P < 0.05$.

Liver Biopsy


Ballooning
Inflammation
Steatosis
Total NAS score
Fibrosis

Figure 4: Data are mean ± SEM for components of the Clinical Research Network (CRN) liver biopsy scores. NAS, Non-alcoholic fatty liver Activity Score.

Novel LPCN 1144 Treatment in OLE (36-week LPCN 1144 exposure) / Extended LPCN 1144Treatment in OLE (72-week total LPCN 1144 exposure)


Placebo
LPCN 1144

Figure 5: Black = Improved individual subject; Red = Individual subject without improvement, Baseline was measured prior to LPCN 1144 treatment initiation. Biopsy changes in the subjects assessed utilizing NASH CRN (Clinical Research Network) scoring

SUMMARY

36-Week Exposure:

- The frequency and severity of TEAEs (0.031 events per subject-week) were less than those observed with Placebo treatment in the LIFT Clinical Trial (0.083).
- Liver enzymes (Fig. 3), and CRN scoring of NASH and Fibrosis (Fig. 5) were improved with LPCN 1144 treatment.

72-Week Exposure:

- Well tolerated over 72-week exposure (0.031 events per subject-week). The only study drug related TEAE was a mild, transient increase in Prostate-Specific Antigen. Weight change from baseline was minimal. A GI adverse event was reported in one subject and not related to study drug.
- Livery injury markers were reduced significantly, and reductions were maintained with extended treatment through 72 weeks.
- Continued liver histology improvements.

CONCLUSION

- 72 weeks of LPCN 1144 treatment for NASH has been demonstrated to be efficacious, safe, and well-tolerated, supporting further development.

DISCLOSURES

- AJS and AD are consultants of Lipocine Inc.
- Authors, BJB, KK, KP, NC, MVP, are employees of Lipocine Inc.

CONTACT INFORMATION

- Benjamin J. Bruno, Lipocine Inc.
- bjb@lipocine.com; admin@lipocine.com